UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2025 (June 20, 2025)

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Wisconsin Avenue, Suite 800

Bethesda, MD

20814

(Address of Principal Executive Offices)

(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	GMRE	NYSE
Series A Preferred Stock, par value $0.001 per share	GMRE PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Jeffrey M. Busch

As previously disclosed on January 8, 2025, Global Medical REIT Inc. (the “Company”), Jeffrey M. Busch and Inter-American Management LLC (“IAM”) entered into a Transition and Separation Agreement and General Release of Claims, pursuant to which the Company, IAM and Mr. Busch agreed that Mr. Busch’s employment, and service as Chief Executive Officer and President of the Company, would end no later than the first to occur of (i) the date that a successor to the position of Chief Executive Officer, who is appointed in accordance with the Board’s (as defined below) approved succession process, begins employment or (ii) June 30, 2025. In connection with the appointment of a successor to the position of Chief Executive Officer (as disclosed below), on June 20, 2025, Mr. Busch was removed from his position as Chief Executive Officer and President of the Company, effective June 23, 2025. Mr. Busch will continue to serve on the board of directors of the Company (the “Board”) as non-executive Chairman.

Appointment of Mark O. Decker, Jr. as Chief Executive Officer and President

On June 20, 2025, Mark O. Decker, Jr, age 49, was appointed Chief Executive Officer and President of the Company, effective as of June 23, 2025. Commencing upon the effectiveness of Mr. Decker’s appointment, Mr. Decker will act as the Company’s principal executive officer.  The Board also increased the size of the Board from seven directors to eight directors and appointed Mr. Decker as a director effective June 23, 2025, to hold office until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified.

Mr. Decker was most recently a Managing Partner at Proterra Value Investors, where he co-led the Net Lease strategy, from May 2023 to June 2025. From April 2017 to March 2023, Mr. Decker served as President, Chief Executive Officer and Chief Investment Officer and as a member of the board of trustees of Centerspace (NYSE: CSR), a NYSE-listed real estate investment trust, focused on the ownership, management, acquisition, development and redevelopment of apartment communities. From August 2016 to April 2017, Mr. Decker served as the President and Chief Investment Officer of Centerspace. From 2011 to 2016, he served as Managing Director and U.S. Group Head of Real Estate Investment and Corporate Banking at BMO Capital Markets, the North American-based investment banking subsidiary of the Canadian Bank of Montreal. In addition, Mr. Decker served as a director for Alpine Income Property Trust (NYSE: PINE) from November 2019 until October 2024. Mr. Decker earned a Bachelor of Arts in History from the College of William & Mary.

There are no arrangements or understandings between Mr. Decker and any other persons pursuant to which he was appointed as Chief Executive Officer and President of the Company. Further, there are no arrangements or understandings between Mr. Decker and any other persons pursuant to which he was appointed to the Board. There are no family relationships between Mr. Decker and any of the Company’s directors or executive officers, and Mr. Decker is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Decker

In connection with his appointment as Chief Executive Officer and President of the Company, IAM and Mr. Decker entered into an Employment Agreement (the “Agreement”), effective as of June 23, 2025 (the “Effective Date”).

Term

The Agreement has an initial three-year term commencing on the Effective Date, with automatic renewals of additional successive one-year periods unless either party provides at least 90 days’ advance notice of non-renewal.

Duties

The Agreement requires that Mr. Decker devote all of his business time and attention to the performance of his duties to the Company, but it allows Mr. Decker to engage in certain other outside activities, so long as those duties and activities do not reasonably interfere with his performance of his duties to the Company.

Compensation and Benefits

The Agreement provides for certain compensation and benefits, including but not limited to:

•	Base Salary: An annual base salary of $700,000 (the “Base Salary”).
•	Annual Bonus: Beginning with calendar year 2026, a target annual cash bonus opportunity of at least 100% of Base Salary (the “Target Annual Bonus”), payable in a mix of cash and LTIP Units (as defined in the Global Medical REIT Inc. 2016 Equity Incentive Plan) and subject to achievement of performance criteria and targets established and administered by the Board (or a committee thereof). For the 2025 calendar year, Mr. Decker shall be eligible to receive a prorated Target Annual Bonus for the portion of the year that he is employed by the Company following the Effective Date, payable 60% in cash and 40% in LTIP Units.
•	Initial LTIP Award: On the Effective Date, a one-time award of LTIP Units with a grant-date value equal to $1,000,000, which vests in full on the third anniversary of the Effective Date.
•	2026 LTIP Award: For the 2026 calendar year, an LTIP Unit award with a target aggregate dollar value of $1,200,000, with terms and conditions (including the allocation between time-based and performance-based vesting) to be set by the Compensation Committee of the Board.
•	Other Benefits: A cash payment of $75,000 to assist Mr. Decker with relocation to the Washington, D.C. area. Mr. Decker shall also be eligible to participate in all employee benefit programs made available to similarly situated Company employees.

Severance Payments

The Agreement provides that, if Mr. Decker’s employment is terminated due to expiration of the then-existing term, as a result of a non-renewal of the Agreement by the Company, by the Company without cause or by Mr. Decker for good reason (a “Qualifying Termination”), subject to Mr. Decker executing and not revoking a release of claims, Mr. Decker will receive the following severance entitlements: (1) two times the sum of: (a) his Base Salary and (b) the greater of (i) his Target Annual Bonus with respect to the year of termination or (ii) his actual bonus with respect to the year preceding the year of termination (the “Severance Payment”); (2) a prorated annual bonus for the year of termination (the “Termination Bonus Payment”); (3) all outstanding time-based equity-based awards vest (the “Accelerated Vesting”), and performance-based equity awards will vest if and to the extent the applicable performance-based vesting conditions are satisfied with any such amount pro-rated for the actual number of days in the applicable performance period preceding the effective date of termination (the “Ongoing Vesting”); and (4) continuation of subsidized health care coverage for up to 18 months or monthly payments equal to the Company cost of providing such coverage (the “COBRA Subsidy”).

If the Qualifying Termination occurs within the six (6) month period prior to a change in control (as generally defined below), on the date of a change in control, or within the twelve (12) month period following a change in control, subject to Mr. Decker executing and not revoking a release of claims, Mr. Decker will receive the Severance Payment, the Termination Bonus Payment, the Accelerated Vesting, the Ongoing Vesting, and the COBRA Subsidy; provided, however, that (i) the Termination Bonus Payment shall be calculated based on actual achievement of the applicable performance goals through the date of the change in control, (ii) with respect to the Ongoing Vesting, any performance-based vesting awards shall vest based on actual performance measured through the date of the change in control, and (iii) with respect to the Severance Payment, such amount shall be equal to three (3) times (or, one (1) times in certain circumstances) the sum of (a) Mr. Decker’s Base Salary for the year in which such termination occurs and (b) his Target Annual Bonus for the year in which such termination occurs or the actual bonus paid to Mr. Decker with respect to the preceding year, whichever is greater.

If Mr. Decker’s employment is terminated due to death or disability, he (or his estate, as applicable) shall be eligible to receive the Termination Bonus Payment, the Accelerated Vesting, the Ongoing Vesting, and the COBRA Subsidy, subject to his execution and non-revocation of a general release.

For purposes of the Agreement, “good reason” generally means, (i) a material diminution in the Mr. Decker’s title, authority, duties, or responsibilities, (ii) a material breach by the Company of its obligations to Mr. Decker under the Agreement, (iii) a 50-mile relocation of Mr. Decker’s principal place of employment from the Company’s headquarters in Bethesda, Maryland or (iv) any requirement that Mr. Decker report to a corporate officer of the Company instead of reporting directly to the Board.

For purposes of the Agreement, “Cause” generally means Mr. Decker’s (i) material breach of the Agreement or any other written agreement between the Company (or its subsidiaries) and Mr. Decker, (ii) material breach of any workplace law or the Company (or its subsidiaries) written policies and codes of conduct, (iii) commission of an act of fraud, theft, dishonesty, embezzlement or breach of fiduciary duty related to the Company (or its subsidiaries) or the performance of his duties under the Agreement, (iv) commission of an act of gross negligence or willful misconduct related to the Company (or its subsidiaries) or the performance of his duties under the Agreement, which results in material and demonstrable damage to the Company (or its subsidiaries), (v) conviction of, or plea of guilty or nolo contendere to, a felony (or state law equivalent) or any crime involving moral turpitude or the indictment of Mr. Decker of any felony (or state law equivalent) of any crime involving moral turpitude, which is not discharged or otherwise resolved within 18 months, (vi) willful failure or refusal, other than due to disability, to perform his obligations under the Agreement or to follow any lawful directive from the board of directors of the Company or (vii) violation of certain of the restrictive covenants contained in the Agreement.

For purposes of the Agreement, “change in control” generally means the occurrence of (i) the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s properties or assets, (ii) a change in the majority of the Board, (iii) acquisition of 50% of more of the voting power of the Company’s stock, or (iv) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar transaction after which the Company’s shareholders do not own, directly or indirectly, more than 50% of the voting power of the surviving entity’s (or a parent entity’s) stock.

Non-Solicitation, Non-Competition, Intellectual Property, Confidentiality, and Non-Disparagement

The Agreement contains standard confidentiality, non-disparagement, and invention assignment covenants as well as non-competition and non-solicitation restrictive covenants applicable during employment and for eighteen (18) months following Mr. Decker’s termination of employment.

The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Indemnification Agreement

In connection with his appointment as Chief Executive Officer and President of the Company and to the Board, the Company entered into a standard indemnification agreement with Mr. Decker, a form of which was filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on February 28, 2025.

Item 7.01	Regulation FD Disclosure.

On June 23, 2025, the Company issued a press release announcing Mr. Decker’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information included in Item 7.01 of this Current Report on Form 8-K and the exhibit related thereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Mark O. Decker, Jr. and Inter-American Management LLC, effective as of June 23, 2025.
99.1	Press Release dated June 23, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: June 23, 2025